EXHIBIT 99.1
[XTO Logo Here]
NEWS RELEASE

For Immediate Release
Number: 07-26

XTO ENERGY ANNOUNCES RECORD PRODUCTION
AND CASH FLOW IN THIRD QUARTER

FORT WORTH, TX (October 23, 2007) - XTO Energy Inc. (NYSE-XTO) today reported record third quarter 2007 production of 1.928 billion cubic feet equivalent (Bcfe) per day, up 24% from the third quarter 2006 level of 1.553 Bcfe per day, and up 14% sequentially from 1.698 Bcfe per day in second quarter 2007. Total revenues for the third quarter were $1.42 billion, a 30% increase from $1.10 billion the prior year. Earnings for the quarter reached $412 million, or $1.07 per share ($1.05 diluted), a 12% increase from third quarter 2006 earnings of $367 million, or $1.00 per share (99 cents diluted). After adjusting for the after-tax effects of a derivative fair value loss, adjusted earnings for third quarter 2007 were $416 million, or $1.08 per share ($1.06 diluted). Third quarter 2006 adjusted earnings were $349 million, or 95 cents per share (94 cents diluted).1

Operating income for the quarter was $707 million, a 14% increase from third quarter 2006 operating income of $620 million. Operating cash flow, defined as cash provided by operations, before changes in operating assets and liabilities, exploration expense and significant cash flow effects of earnings adjustments, was $916 million, up 31% from 2006 third quarter comparable operating cash flow of $701 million.1

Third quarter daily gas production averaged 1.561 Bcf, up 29% from third quarter 2006 daily production of 1.213 Bcf. Daily oil production for the third quarter was 47,603 barrels, a 7% increase from the third quarter 2006 level of 44,438 barrels. During the quarter, natural gas liquids production was 13,674 barrels per day, a 12% increase from the prior year quarter rate of 12,198 barrels per day.

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XTO Energy Announces Record Production and Cash Flow in Third Quarter

“We are proud to announce another outstanding quarter of performance, both operationally and financially, for XTO Energy,” stated Bob R. Simpson, Chairman and Chief Executive Officer. “In the operations arena, production volumes achieved a new record, beating the high end of guidance by 3%. Considering our drilling and acquisition success, we are boosting our production growth target for 2007 to 18%, up from 17%, and our production growth for 2008 is now targeted to increase 17%, up from the initial goal of 15%. In addition, we have completed our 2007 stated goal of acquiring $1 billion in additional bolt-on properties. These premier producing assets provide immediate growth and low-risk development inventory for the future. All in all, the discipline and effectiveness of the Company’s capital investment program continues to drive value creation for our shareholders.”

Keith A. Hutton, President, further commented, “Our balanced strategy for volume growth continues to deliver solid results as production increased by 14% over the previous quarter, with growth in each operating district. In the Eastern Region, net production grew to 691 MMcfe per day, up 9% from the second quarter. The gross average daily rate in the Freestone Trend reached 626 MMcfe. Barnett Shale net production reached another milestone at 341 MMcfe per day, a gain of 10% from last quarter. In the San Juan and Permian regions, daily production increased by 29% and 18% respectively, as acquired properties were merged into operations and drilling activities in South Texas spurred excellent well results. Going forward, our development program will utilize about 80 drilling rigs to accomplish our targeted growth in production and reserves.”

The average realized gas price for the third quarter increased 3% to $7.20 per thousand cubic feet (Mcf) from $6.97 per Mcf in third quarter 2006. Natural gas liquids prices averaged $45.29 per barrel for the quarter, 10% higher than the 2006 quarter average price of $41.13. The third quarter average oil price was $70.73 per barrel, an 11% increase from last year’s third quarter average price of $64.00.

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XTO Energy Announces Record Production and Cash Flow in Third Quarter

For the first nine months of 2007, the Company reported earnings of $1.23 billion or $3.28 per share ($3.22 diluted), compared with earnings of $1.43 billion or $3.93 per share ($3.87 diluted) for the same 2006 period. Year-to-date 2006 earnings included a $469 million gain ($295 million after-tax) on the distribution of Hugoton Royalty Trust units and a $26 million income tax expense related to enactment of the State of Texas margin tax. Included in year-to-date 2007 earnings is the effect of a non-cash change in derivative fair value. Excluding this non-cash change, the Company’s adjusted earnings were $1.25 billion, or $3.35 per share ($3.29 diluted), up 11% compared to year-to-date 2006 adjusted earnings of $1.13 billion, or $3.11 per share ($3.06 diluted).1 Operating cash flow was a record $2.58 billion for the first nine months of 2007, compared with $2.17 billion for the 2006 period. 1 Total revenues for the first nine months of 2007 were a record $3.92 billion, a 16% increase from revenues of $3.38 billion for the same 2006 period. Year-to-date operating income was $2.08 billion, a 6% increase from $1.97 billion for the first nine months of 2006.

* * *

An Operations Overview detailing third quarter activities is available on the Company’s website at http://www.xtoenergy.com.

* * *

XTO Energy Inc. is a domestic natural gas producer engaged in the acquisition, exploitation and development of quality, long-lived oil and natural gas properties in the United States. Its properties are concentrated in Texas, New Mexico, Arkansas, Oklahoma, Kansas, Wyoming, Colorado, Alaska, Utah, Louisiana, Mississippi and Montana.

1	Adjusted earnings and operating cash flow are non-GAAP financial measures. See the end of this release for further explanation and reconciliation of these measures.

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XTO Energy Announces Record Production and Cash Flow in Third Quarter

Contact:	Louis G. Baldwin	Gary D. Simpson
	Executive Vice President &	Senior Vice President
	Chief Financial Officer	Investor Relations & Finance
	XTO Energy Inc.	XTO Energy Inc.
	817/870-2800	817/870-2800

The Company’s third quarter 2007 earnings and operational review conference call will be broadcast live via Internet webcast at 4:00 p.m. (EDT) on Tuesday, October 23, 2007. The webcast may be accessed on the Company’s website at http://www.xtoenergy.com.

Statements made in this news release, including those relating to reliability of production growth target in 2007 and 2008, value creation for stockholders, development inventory, number of rigs to be utilized and production and reserves growth, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, changes in underlying demand for oil and gas, the timing and results of drilling activity, the availability of and cost of obtaining drilling equipment and personnel, higher than expected production costs and other expenses and market conditions. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

(tables follow)

XTO ENERGY INC.	Three Months Ended		Nine Months Ended
(in millions, except production, per share and per unit data)	September 30,		September 30,
(Unaudited)	2007	2006	2007	2006

Consolidated Income Statements
REVENUES
Gas and natural gas liquids	$1,090	$824	$2,981	$2,567
Oil and condensate	310	262	865	746
Gas gathering, processing and marketing	25	10	77	63
Other	(4)	-	(4)	1
Total Revenues	1,421	1,096	3,919	3,377

EXPENSES
Production	165	122	440	365
Taxes, transportation and other	124	88	312	278
Exploration (a)	22	9	33	18
Depreciation, depletion and amortization	326	229	831	636
Accretion of discount in asset retirement obligation	5	4	16	12
Gas gathering and processing	21	14	62	28
General and administrative (b)	48	39	156	154
Derivative fair value (gain) loss (c)	3	(29)	(10)	(79)
Total Expenses	714	476	1,840	1,412
OPERATING INCOME	707	620	2,079	1,965

OTHER (INCOME) EXPENSE
Gain on distribution of royalty trust units	-	-	-	(469)
Interest expense, net (d)	64	47	158	134
Total Other (Income) Expense	64	47	158	(335)

INCOME BEFORE INCOME TAX	643	573	1,921	2,300

INCOME TAX
Current (e)	100	92	307	558
Deferred	131	114	387	311
Total Income Tax Expense	231	206	694	869

NET INCOME	$412	$367	$1,227	$1,431

EARNINGS PER COMMON SHARE
Basic	$1.07	$1.00	$3.28	$3.93
Diluted	$1.05	$0.99	$3.22	$3.87

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	384.9	365.9	374.6	364.5
Diluted	391.4	370.8	380.7	369.9

Average Daily Production
Gas (Mcf)	1,560,699	1,213,291	1,386,098	1,171,619
Natural Gas Liquids (Bbls)	13,674	12,198	13,235	11,682
Oil (Bbls)	47,603	44,438	46,441	44,719
Natural Gas Equivalents (Mcfe)	1,928,357	1,553,110	1,744,160	1,510,030

Average Sales Prices (f)
Gas (per Mcf)	$7.20	$6.97	$7.48	$7.64
Natural Gas Liquids (per Bbl)	$45.29	$41.13	$41.22	$38.26
Oil (per Bbl)	$70.73	$64.00	$68.17	$61.10

(continued)

XTO ENERGY INC. (continued)	Three Months Ended		Nine Months Ended
(in millions)	September 30,		September 30,
	2007	2006	2007	2006

Consolidated Statement of Cash Flows Data (Unaudited)

Net Income	$412	$367	$1,227	$1,431
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation, depletion and amortization	326	229	831	636
Accretion of discount in asset retirement obligation	5	4	16	12
Dry hole expense	2	4	10	8
Non-cash incentive compensation	8	5	38	55
Gain on distribution of royalty trust units	-	-	-	(469)
Deferred income tax	131	114	387	311
Non-cash derivative fair value (gain) loss	6	(30)	42	(48)
Other non-cash items	6	3	7	11
Changes in operating assets and liabilities	94	51	83	176

Cash Provided by Operating Activities	$990	$747	$2,641	$2,123

	September 30,	December 31,
	2007	2006
	(Unaudited)
Consolidated Balance Sheet Data

Cash and cash equivalents	$504	$5

Current Assets	$1,641	$1,585
Less - Derivative fair value (g)	316	804

Current Assets, excluding derivative fair value	$1,325	$781

Net Property and Equipment	$15,908	$10,824

Total Assets	$18,007	$12,885

Current Liabilities	$1,353	$1,240
Less:
Derivative fair value (g)	60	37
Deferred income tax payable (g)	86	263

Current Liabilities, excluding derivative fair value
and deferred income tax payable	$1,207	$940

Long-term Debt	$6,107	$3,451

Total Stockholders’ Equity	$7,703	$5,865
Less - Accumulated other comprehensive income (g)	158	486
Total Stockholders’ Equity excluding accumulated
other comprehensive income	$7,545	$5,379

(continued)

XTO ENERGY INC. (continued)

(a)
Includes geological and geophysical costs, as well as dry hole costs of $2 million in the three-month and $10 million in the nine-month 2007 periods, and $4 million in the three-month and $8 million in the nine-month 2006 periods.

(b)
Includes non-cash incentive award compensation of $8 million in the three-month and $38 million in the nine-month 2007 periods, and $5 million in the three-month and $55 million in the nine-month 2006 periods.

(c)	The derivative fair value (gain) loss comprises the change in fair value of the following derivative financial instruments not providing effective hedges (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Btu swap contracts	$-	$-	$-	$(16)
Other non-hedge derivatives	(7)	(19)	(4)	(19)
Ineffective portion of hedge derivatives	10	(10)	(6)	(44)

Total derivative fair value (gain) loss	$3	$(29)	$(10)	$(79)

(d)	Net of capitalized interest of $8 million in the three-month and $21 million in the nine-month 2007 periods, and $5 million in the three-month and $12 million in the nine-month 2006 periods.

(e)
The current income tax provision exceeds cash tax expense by the benefit realized upon exercise of stock options not expensed in the financial statements. This benefit, which is recorded in additional paid-in capital, was $31 million in the three-month and $48 million for the nine-month 2007 periods, and $3 million in the three-month and $36 million for the nine-month 2006 periods.

(f)	Average sales prices include realized gains and losses upon cash settlement of hedge derivatives.

Realized gains and losses on non-hedge derivatives and on the ineffective portion of hedge derivatives are recorded as a component of derivative fair value (gain) loss (see (c) above). These non-hedge and ineffective derivative gains and losses are primarily related to the timing of entering basis swap agreements and designating them as hedges associated with NYMEX swaps. If realized non-hedge and ineffective gains and losses, attributable to third quarter and nine-month production, had been recorded as oil and gas revenue, the average oil and gas prices would have been:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Gas (per Mcf)	$7.21	$6.97	$7.61	$7.77
Oil (per Bbl)	$70.89	$63.76	$68.45	$60.93

(g)
These adjustments are made to current assets, current liabilities and stockholders’ equity because these items are recorded based on estimated derivative fair values and resulting unrealized gains and losses. Realized gains and losses will be based on commodity prices when related future production occurs. Net assets and equity to be recorded when future production occurs are not included in the balance sheet.

(continued)

XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

Adjusted Earnings

Adjusted earnings, a non-GAAP financial measure, excludes certain items that management believes affect the comparability of operating results. The Company discloses adjusted earnings as a useful adjunct to GAAP net income because:

-	Management uses adjusted earnings to evaluate the Company’s operational trends and performance relative to other oil and gas producing companies.

-	Adjusted earnings are reflected on a basis more comparable to earnings estimates provided by securities analysts.

-
Items excluded generally are one-time items, or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the Company generally excludes information regarding these types of items.

The following reconciles GAAP net income to adjusted earnings:

(in millions, except per share data)	Three Months Ended September 30,			Nine Months Ended September 30,
(Unaudited)	2007	2006		2007	2006
Net income	$412	$367		$1,227	$1,431
Adjustments, net of tax:
Non-cash change in derivative fair value	4	(18)	(a)	27	(30)	(a)
Gain on distribution of royalty trust units	-	-		-	(295)
Income tax expense related to enactment of new Texas margin tax	-	-		-	26

Adjusted earnings	$416	$349	(a)	$1,254	$1,132	(a)

Adjusted earnings per common share:
Basic	$1.08	$0.95	(a)	$3.35	$3.11	(a)
Diluted	$1.06	$0.94	(a)	$3.29	$3.06	(a)

(a)
Adjusted earnings for the 2006 three- and nine-month periods were changed to include the derivative cash settlements. The effect was to increase adjusted earnings by $1 million, or $0.00 per share ($0.00 diluted), for the three-month period and increase adjusted earnings by $21 million, or $0.06 per share ($0.06 diluted) for the nine-month period.

Operating Cash Flow

Operating cash flow, a non-GAAP financial measure, is defined as cash provided by operating activities before changes in operating assets and liabilities, exploration expense and significant cash flow effects of earnings adjustments. Because of these adjustments, this cash flow statistic is different from cash provided by operating activities, as disclosed under GAAP. Management believes operating cash flow is a better liquidity indicator for oil and gas producers because of the adjustments made to cash provided by operating activities, explained as follows:

-
Adjustment for changes in operating assets and liabilities eliminates fluctuations primarily related to the timing of cash receipts and disbursements, which can vary from period-to-period because of conditions the Company cannot control (for example, the day of the week on which the last day of the period falls), and results in attributing cash flow to operations of the period that provided the cash flow.

-
Adjustment for exploration expense is to provide an amount comparable to operating cash flow for full cost companies and to eliminate the effect of a discretionary expenditure that is part of the Company’s capital budget.

-	Adjustment for the significant cash flow effects of earnings adjustments (See “Adjusted Earnings” above) so that operating cash flow is reported on a basis comparable to adjusted earnings.

(continued)

XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

Management uses operating cash flow not only for measuring the Company’s cash flow and liquidity, but also in evaluating the Company against other oil and gas producing companies and valuing potential producing property acquisitions.

The following reconciles cash provided by operating activities, the GAAP cash flow statistic, to operating cash flow:

	Three Months Ended		Nine Months Ended
(in millions)	September 30,		September 30,
(Unaudited)	2007	2006	2007	2006

Cash Provided by Operating Activities	$990	$747	$2,641	$2,123
Changes in operating assets and liabilities	(94)	(51)	(83)	(176)
Exploration expense,
excluding dry hole expense	20	5	23	10
Current tax related to gain on distribution of
royalty trust units	-	-	-	211

Operating Cash Flow	$916	$701	$2,581	$2,168

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